SEVERANCE AGREEMENT AND RELEASE
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                  THIS SEVERANCE AGREEMENT and RELEASE ("Agreement") is entered into between Pratt Wallace ("the Executive') and Foamex International Inc., Foamex L.P., Foamex Carpet Cushion L.L.C. and all other affiliates and subsidiaries of Foamex International Inc. (collectively "Foamex"). The Executive and Foamex are entering into this Agreement because the Executive's employment with Foamex is terminating and the parties (a) wish to define the terms of the Executive's separation from employment, and (b) wish to amicably resolve any and all claims and disputes which have been (or could have been) asserted by the Executive against Foamex. The Executive and Foamex agree that termination of the Executive's employment is for legitimate business reasons. This Agreement will supercede any previous Agreements between the parties, except as otherwise set forth in this Agreement.

Specific terms and conditions:

     1. Termination of Employment. The Executive's last day of work shall be October 31, 2002, which shall be defined as the "Termination Date".

     2. Severance Payment Program. As part of the consideration for this Agreement the Executive will receive a total of $815,000 (eight hundred fifteen thousand dollars) (less applicable taxes and withholdings) to be paid as follows:

o $115,000 (one hundred fifteen thousand dollars) to be paid in a lump sum within seven days of the date this agreement is executed.
o $300,000 (three hundred thousand dollars) to be paid in 26 equal payments of $11,538.47 (eleven thousand five hundred thirty eight dollars and 47 cents) in accordance with the normal Foamex salaried payroll calendar beginning the Termination Date.
o $300,000 (three hundred thousand dollars) to be paid in 52 equal payments of $5,769.23 (five thousand seven hundred sixty nine dollars and twenty three cents) in accordance with the normal Foamex salaried payroll calendar beginning one year from the Termination Date.
o $100,000 (one hundred thousand dollars) to be paid in 26 equal payments of $3,846.15 (three thousand eight hundred forty six and fifteen cents) in accordance with the normal Foamex salaried payroll calendar beginning three years from the Termination Date.

     3. Supplemental Benefits. For a forty-eight (48) month period beginning on the Termination Date, the Executive also will receive continued medical and dental coverage consistent with that which will be available to Foamex employees over the next 48 months. The Executive will be required to make the normal employee contribution to medical benefits on a monthly basis during this 48-month period and will be responsible for all co-payments that will be associated with the medical and dental coverage provided to Foamex employees. All other benefits will terminate on the Termination Date.

     4. Stock Options. As additional consideration for this Agreement the Executive will retain the right to exercise his vested stock options for a period of forty-eight months 48-

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months from the termination date. The vested stock options referenced in this
Section 4 are set forth on Schedule A attached hereto and made apart hereof by reference.

     5. Out-Placement Services. The Company will provide the Executive with outplacement services with Right Management Consultants in their Professional/Management services plan for a period of six months beginning from date of execution of this agreement.

     6. Non-Competition. For a period of 48 months beginning on the Termination Date the Executive shall not for any reason, either directly or indirectly, participate, engage, or have a financial interest in a "National Competing Foam Business". For purposes of this Agreement, a "National Competing Foam Business" is defined as any individual, corporation, partnership entity, and/or other form of business, which manufactures or distributes products identical or similar to those manufactured, sold and/or otherwise distributed by Foamex during the Executive's tenure with Foamex and which has more than one foam manufacturing facility (not including regional foam fabrication facilities associated with the manufacturer) such as, but not limited to Carpenter, Hickory Springs, Flexible, Leggett & Platt and Vita Foam. In the event the Executive is employed by or has a financial interest in a customer of Foamex the Executive agrees not to cause a diminution of the Foamex supply position with that customer. The Executive agrees that the time period and geographic scope of this Non-Competition obligation are reasonable and proper.

     7. No Solicitation. For a period of 48 months beginning on the Termination Date, the Executive agrees that he will not directly or indirectly solicit or encourage Foamex employees to terminate their employment with Foamex, and/or to become employed by or work with the Executive or any third party. Except as permitted in section 5, during this period, the Executive also agrees that he will not interfere in any way with Foamex's business relationships with its customers, suppliers, vendors, representatives, agents and/or employees.

     8. Confidential Corporate Information. The Executive will maintain the confidentiality of Foamex's Confidential Corporate Information and will not disclose Confidential Corporate Information to anyone at any time. "Confidential Corporate Information" as used in this Agreement means: (i) confidential, proprietary, commercially-sensitive, or otherwise secret information, knowledge, data analyses, or reports concerning the Company's businesses, legal affairs, products, services, methods, customers, customer-related information, budgets, finance, financial reports and financial projections, data and programs, computer software and management information systems, marketing strategies and forecasts, personnel, prices, costs, business plans, purchasing, research and development, data processing, engineering, inventions, improvements, discoveries, innovations, and ideas, whether potentially subject to a patent or not; (ii) nonpublic information about mergers, acquisitions, securities offerings, or other transactions involving Foamex; (iii) information bearing the legend or conspicuously marked as "Confidential" or "Proprietary," or language of like import; and (iv) all other information that a reasonable employee would regard as confidential, proprietary, commercially-sensitive or secret. Confidential Corporate Information also includes such information for subsidiaries or other affiliates of Foamex. Confidential Corporate Information may be in a tangible or intangible form, and communicated visually, orally, in writing, or

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electronically. Confidential Corporate Information does not include information that is, or becomes, available to the public generally.

     9. Acknowledgment of Non-Competition and No Solicitation and Confidentiality Provisions. The Executive expressly acknowledges and agrees that he (a) understands the scope and meaning of the restrictions set forth in sections 6, 7, and 8 of this Agreement, (b) agrees that they are necessary and reasonable to protect Foamex's legitimate interests, (c) agrees that he has been well compensated though this Agreement for agreeing to these restrictions, and
(d) agrees that these restrictions will not prevent him from engaging in gainful and meaningful employment. Failure to comply with any term set forth in section 6, 7, or 8 of this Agreement will result in the Executive's forfeiture of the severance payment program set forth in paragraph 1 above. Failure to comply with any term set forth in sections 6, 7, or 8 of this Agreement would be a material breach of this Agreement and would create irreparable harm for Foamex. Consequently, the Executive agrees that Foamex shall have (in addition to any claim for damages) the right to equitable relief, including but not limited to, specific performance and injunctive relief for violations of sections 6, 7, and/or 8 of this Agreement, The Executive further agrees that the existence of any claim or cause of action he may have against Foamex, other than Foamex's obligation for compensation as described in Section 2, 3 & 4 of this agreement, shall not constitute a defense to the enforcement by Foamex of any of the terms of this Agreement.

     10. General Release. In consideration for the severance payments and benefits as set forth above, and other good and valuable consideration set forth herein, the Executive hereby releases Foamex, its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, subsidiaries, predecessors, successors, assigns, and all persons acting by, through, under or in concert with any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses, and from any claims of any nature whatsoever, known or unknown, which the Executive now has, claims to have, own, hold or which the Executive at any time heretofore had, held, or claims to have, including without limitation, Civil Action # ------ captioned ------- and claims for: wrongful discharge; breach of covenant of good faith and fair dealing; intentional or negligent infliction of emotional distress; breach of contract or implied contract; negligence; misrepresentation; fraud; detrimental reliance; promissory estoppel; defamation; invasion of privacy; sexual or other harassment; breach of laws governing safety in the workplace; discrimination on the basis of sex, race, color, religion, age, national origin, status as a handicapped of disabled person or status of a non-citizen; any and all claims under the Age Discrimination in Employment Act ("ADEA"); any and all claims under Title VII of the Civil Rights Act of 1964; any and all claims under the Americans with Disabilities Act; any and all claims under state or local laws which prohibit improper discrimination; and any and all claims for benefits under the Employee Retirement Income Security Act (except for all claims for vested pension benefits under ERISA); and any and all claims for attorneys' fees.

     11. No Right to Re-employment. The Executive hereby agrees and recognizes that his employment relationship with Foamex or its affiliates is being permanently and irrevocably severed, that he will never re-apply for employment with Foamex, and that Foamex

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has no obligation, contractual or otherwise, to rehire, re-employ, recall or to hire him in the future, or return him to active status.

     12. Cooperative Conduct/Non-Disparagement. The Executive hereby agrees, as part of the consideration for this Agreement to cooperate with reasonable requests by Foamex, in good faith and in a continuing manner. The Executive agrees, among other things, to participate cooperatively with Foamex and Foamex's counsel (and without additional consideration) in any litigation matter in which the Executive may have knowledge or information or may be a witness. In addition, the Executive agrees that he shall refrain from conduct and statements which may be construed as disparaging or harmful to Foamex as an entity or to any of its present, past, or future Directors, Officers or Employees individually or collectively.

     13. Additional Covenants and Acknowledgments. The Executive further understands and agrees:

          a) that the Executive has twenty-one (21) calendar days from the date this Agreement is received by him to consider and accept the Agreement by signing and returning it to Foamex, and if so accepted, another seven (7) calendar days to revoke that acceptance should he change his mind;

          b) that the Executive has the right to consult any attorney prior to signing this Agreement and has been encouraged to do so by Foamex;

          c) that the Executive has agreed that the terms of the Agreement are and shall remain completely confidential, except that he may disclose the terms of this Agreement to legal counsel and tax advisors. It is understood and agreed by the Executive that those to whom disclosure may be made under this provision also must keep the terms of this Agreement confidential;

          d) that the Executive acknowledges that this Agreement is contractual and not a mere recital; and agrees that this Agreement shall be given full force and effect and that it shall be binding upon the Executive's heirs, executors, successors, administrators and assigns.

     14. Rights Transferable to Executive's Estate. If the Executive should die during the term of this Agreement, the remaining unpaid portion of his severance payment (if any) and his vested and unvested stock options (if any) will be transferred and assignable to his estate, to the extent permissible by law and the terms of the plan.

     15. Parties Covered by Agreement. The provisions of this Agreement shall inure to the benefit of Foamex, its successors and assigns, and shall be binding upon Foamex and the

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Executive and his heirs, personal representatives, and successors, including, without limitation, the Executive's estate and executors, administrators, or trustees of such estate. In the event of the sale, merger, or consolidation of Foamex with or into any other corporation or entity, or in the event substantially all of the assets of Foamex shall be transferred to another entity, the successor to such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation, or sale, assume the obligations of Foamex hereunder and the benefits to Foamex hereunder, and shall be substituted for Foamex in all respects.

     16. Severability. The invalidity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision of this Agreement, which shall remain in full force and effect. In the event that any provision of this Agreement (or part thereof) is determined to be invalid or unenforceable for any reason, that provision shall be construed by limiting it so as to be valid and enforceable to the fullest extent compatible with and possible under applicable law.

     17. Application of Agreement. Except for agreements between the Executive and Foamex concerning certain stock option grants listed in Schedule "A" to this Agreement, upon execution of this Agreement, the Executive's employment with Foamex and termination thereof shall be governed exclusively by this Severance Agreement and Release, and this Agreement shall supersede any and all previously existing agreements and understandings between the parties.

     18. Period for Acceptance of Agreement. The terms of this Agreement shall remain open for acceptance by the Executive at any time before and including twenty-one (21) calendar days from the date this Agreement is received by the Executive. Should the Executive decline to execute this Agreement, it is understood that the terms contained and offered herein are withdrawn without prejudice to the rights of Foamex.

     19. Applicable Law. The Agreement shall be construed and enforced under and in accordance with the laws of the Commonwealth of Pennsylvania.




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     The Executive represents and certifies that he has carefully read and fully
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understands all of the provisions of this Agreement, that he has had full
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opportunity to seek the advice of counsel, and that he is signing this Agreement
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voluntarily, of his own free will and without duress; and that Foamex, its
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agents, representatives or attorneys have made no representations concerning the
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terms or effects of this Agreement other than contained herein.
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     IN WITNESS THEREOF, the parties have duly executed this Severance Agreement and Release on this day of _________, 2002.



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PRATT WALLACE                                                 Date


---------------------------------                    --------------------------
For Foamex International Inc.                                          Date
Foamex L.P., Foamex Carpet Cushion LLC
    and Subsidiaries


WITNESS: ______________________________________

                  Tendered this ____ day of ____________, 19__, to _____________

by __________________________________, Title ___________________________________




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